Allianz Global Investors Managed Accounts Trust
(Formerly known as Fixed Income SHares)
PORTFOLIO MANAGEMENT AGREEMENT
     AGREEMENT (“Agreement”) made this 3rd day of August, 2009 between RCM Capital Management LLC, a Delaware limited liability company (the “Sub-Adviser”) and Allianz Global Investors Advisory GmbH, a Gesellschaft mit beschraenkter Haftung organized under the laws of the Federal Republic of Germany (the “Portfolio Manager”).
     WHEREAS, Allianz Global Investors Managed Accounts Trust (the “Trust”) is registered with the Securities and Exchange Commission (“SEC”) as an open-end, management investment company under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”); and
     WHEREAS, the Trust is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and
     WHEREAS, the Trust has established multiple series, including operational series or series that are expected to be operational as identified from time to time on Schedule A to this Agreement (the “Portfolios”); and
     WHEREAS, the Trust has retained Allianz Global Investors Fund Management LLC (“the Adviser”) to render management services to the Portfolios pursuant to an Investment Advisory Agreement dated as of March 15, 2000, as from time to time amended, supplemented or modified, and such Agreement authorizes the Adviser to engage its subsidiaries, affiliates, and others to render such services to the Trust, subject to the direction and oversight of the Board of Trustees of the Trust and the Adviser; and
     WHEREAS, the Adviser has appointed the Sub-Adviser to furnish investment advisory services to the Portfolios pursuant to a sub-advisory agreement between the Adviser and the Sub-Adviser dated as of August 3, 2009, as from time to time amended, supplemented or modified (the “Sub-Advisory Agreement”); and
     WHEREAS, the Sub-Advisory Agreement authorizes the Sub-Adviser to select one or more portfolio managers to furnish certain investment advisory services to the Portfolios subject to the discretion and oversight of the Board of Trustees of the Trust, the Adviser, and the Sub-Adviser;
     WHEREAS, the Portfolio Manager provides certain investment advisory services to the Sub-Adviser with respect to managed accounts that invest in the Portfolios under a Managed Account Business Agreement dated as of January 1, 2002, as amended, and shall receive a fee for such investment advisory services on behalf of the accounts, as agreed to in a Fee Sharing Agreement dated as of August 3, 2009, and the Portfolio Manager will deem a portion of such fee to be compensation for the advisory services it provides under this Agreement; and
     WHEREAS, the Sub-Adviser desires to retain the Portfolio Manager to furnish certain advisory services to the Portfolios, and the Portfolio Manager is willing to furnish such services to the Portfolios and the Sub-Adviser in the manner and on the terms hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Sub-Adviser and the Portfolio Manager as follows:
     1. Appointment. The Sub-Adviser hereby appoints Allianz Global Investors Advisory GmbH to act as Portfolio Manager to the Portfolios for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth, subject to the direction and oversight of the Board of Trustees of the Trust, the Adviser and the Sub-Adviser, for the compensation (if any) herein provided.
     In the event the Sub-Adviser wishes to retain the Portfolio Manager to render investment advisory services to one or more series of the Trust other than the Portfolios, the Sub-Adviser shall notify the Portfolio Manager in writing. If the Portfolio Manager is willing to render such services, it shall notify the Sub-Adviser and the Adviser in writing.
     2. Portfolio Management Duties. Subject to the supervision of the Board of Trustees of the Trust, the Adviser and the Sub-Adviser, the Portfolio Manager will provide a continuous investment program for the Portfolios and determine the composition of the assets of the Portfolios, including determination of the purchase, retention, or sale of the securities, cash, and other investments for the Portfolios. The Portfolio Manager will provide investment research and analysis, which may consist of computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Portfolios’ assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Portfolios, when these transactions should be executed, and what portion of the assets of the Portfolios should be held in the various securities and other investments in which they may invest, and the Portfolio Manager is hereby authorized to execute and perform such services on behalf of the Portfolios. To the extent permitted by the investment policies of the Portfolios, the Portfolio Manager shall make decisions for the Portfolios as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Portfolios. The Portfolio Manager will provide the services under this Agreement in accordance with the Portfolios’ investment objective or objectives, investment policies, and investment restrictions with respect to the Portfolios as stated in the Trust’s Registration Statement filed on Form N-1A with the SEC, as supplemented or amended from time to time, copies of which shall be sent to the Portfolio Manager by the Adviser or the Sub-Adviser.
     Subject to the oversight of the Sub-Adviser and such written compliance or other operating policies and procedures and/or written understandings established by the Sub-Adviser and the Portfolio Manager (the “Operating Guidelines”), a copy of each of which (including any amendments) shall be delivered to the Adviser, the Portfolio Manager:
     (1) Shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Board of Trustees of the Trust, and with the provisions of the Trust’s Registration Statement filed on Form N-1A, as supplemented or amended from time to time with respect to the Portfolios.
     (2) Shall use reasonable efforts to manage each Portfolio so that it qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder (the “Internal Revenue Code”).
     (3) Is responsible, in connection with its responsibilities under this Section 2, for decisions to buy and sell securities and other investments for the Portfolios, for broker-dealer and futures commission merchant (“FCM”) selection, and for negotiation of commission rates. The Portfolio Manager’s primary consideration in effecting a security or other transaction will be to obtain the best execution for the Portfolios, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Trust, as they may be amended or supplemented from time to time. Subject to such policies as the Board of Trustees of the Trust may determine and consistent with Section 28(e) of the Securities Act of 1934, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolios to pay a broker or dealer, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager’s overall responsibilities with respect to the Portfolios and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations, the Portfolio Manager is further authorized to allocate the orders placed by it on behalf of the Portfolios to the Portfolio Manager if it is registered as a broker or dealer with the SEC, to its affiliate that is registered as a broker or dealer with the SEC, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Portfolios or the Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and, upon request, the Portfolio Manager will report on said allocation to the Adviser, Sub-Adviser and the Board of Trustees of the Trust, indicating the brokers or dealers to which such allocations have been made and the basis therefore.
     (4) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of the Portfolios as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is fair and equitable in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Trust and to such other clients.
     (5) Will, in connection with the purchase and sale of securities for the Portfolios, arrange for the transmission to the custodian for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Portfolios, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Portfolios, and, with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Trust’s custodian.
     (6) Will assist the custodian and recordkeeping agent(s) for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets of the Portfolios for which the custodian and recordkeeping agent(s) seek assistance (either directly or through the Adviser or the Sub-Adviser) from the Portfolio Manager or identify for review by the Portfolio Manager.
     (7) Will make available to the Trust, the Adviser and the Sub-Adviser, promptly upon request, the Portfolios’ investment records and ledgers as are necessary to assist the Trust to comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”), as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust and the Portfolios are being conducted in a manner consistent with applicable laws and regulations.
     (8) Will regularly report to the Board of Trustees of the Trust (either directly or through the Sub-Adviser) on the investment program for the Portfolios and the issuers and securities represented in the Portfolios’ portfolio, and will furnish the Board of Trustees of the Trust (either directly or through the Sub-Adviser) with respect to the Portfolios such periodic and special reports as the Trustees may reasonably request.
     (9) Shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Portfolio Manager has not, to the best of the Portfolio Manager’s knowledge:
     (i) been convicted, in the last ten (10) years, of any felony or misdemeanor involving the purchase or sale of any security or arising out of such person’s conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, as amended, (the “Commodity Exchange Act”), or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act; or

     (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.
     In addition, without limiting the generality of the foregoing, and subject to the Operating Guidelines, the Portfolio Manager agrees that it shall be responsible for daily monitoring of the investment activities and portfolio holdings of each Portfolio’s investment portfolio in connection with such Portfolio’s compliance with its investment objectives, policies and restrictions, as set forth in such Portfolio’s current Prospectus(es) and Statement of Additional Information. The Portfolio Manager shall also cooperate with and provide sufficient information to the Sub-Adviser to assist the Sub-Adviser in its monitoring of the investment activities and portfolio holdings of each Portfolio in connection with the Portfolio’s overall compliance with the 1940 Act, each Portfolio’s compliance with the investment objectives, policies and restrictions of such Portfolio as set forth in its current Prospectus(es) and Statement of Additional Information, and each Portfolio’s satisfaction of quarterly diversification requirements for qualification as a regulated investment company under the Internal Revenue Code. The Portfolio Manager shall act on any instructions of the Sub-Adviser or the Adviser with respect to the investment activities of each Portfolio to ensure the Portfolio’s compliance with the foregoing.
     It is understood that, pursuant to the Operating Guidelines, the Sub-Adviser may assume primary or other responsibility for services and obligations described in this Agreement.
     In addition, it is understood that the Portfolio Manager and the Sub-Adviser shall each make its officers and employees available to the other, as well as to the Adviser, from time to time at reasonable times to review the investment policies of each Portfolio and to consult with each other, any other sub-adviser(s) or portfolio managers to the Portfolios and the Adviser regarding the investment affairs of each Portfolio.
     3. Disclosure about the Portfolio Manager. The Portfolio Manager has reviewed the Registration Statement for the Trust filed with the SEC with respect to the Portfolios and represents and warrants that, with respect to the disclosure about the Portfolio Manager or information relating, directly or indirectly, to the Portfolio Manager, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Portfolio Manager further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Portfolio Manager is required to be registered. The Adviser and the Sub-Adviser have received a current copy of the Portfolio Manager’s Uniform Application for Investment Adviser Registration on Form ADV.
     4. Expenses. During the term of this Agreement, the Portfolio Manager will pay all expenses incurred by it and its staff and for their activities in connection with its services under this Agreement. The Portfolio Manager shall not be responsible for any of the following:
(1)	Expenses of all audits by the Trust’s independent public accountants;

(2)	Expenses of the Trust’s transfer agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;

(3)	Expenses of the Trust’s custodial services, including recordkeeping services provided by the custodian;

(4)	Expenses of obtaining quotations for calculating the value of the Portfolios’ net assets;

(5)	Expenses of obtaining portfolio activity reports for the Portfolios;

(6)	Expenses of maintaining the Trust’s tax records;

(7)	Salaries and other compensation of any of the Trust’s executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Portfolio Manager;

(8)	Taxes, if any, levied against the Trust or any of its series;

(9)	Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Portfolios;

(10)	Costs, including the interest expenses, of borrowing money;

(11)	Costs and/or fees incident to meetings of the Trust’s shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust’s existence, and the registration of shares with federal and state securities or insurance authorities;

(12)	The Trust’s legal fees, including the legal fees related to the registration and continued qualification of the Trust’s shares for sale;

(13)	Costs of printing stock certificates representing shares of the Trust;

(14)	Board of Trustees’ fees and expenses to trustees who are not officers, employees, or members of the Portfolio Manager;

(15)	The Trust’s pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

(16)	Association membership dues;

(17)	Extraordinary expenses of the Trust as may arise, including expenses incurred in connection with litigation, proceedings and other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and

(18)	Organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.
     5. Compliance.
     (1) The Portfolio Manager agrees that it shall immediately notify the Sub-Adviser, the Adviser and the Trust in the event (i) that the SEC has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, and (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Portfolio Manager further agrees to notify the Sub-Adviser, the Adviser and the Trust immediately of any material fact known to the Portfolio Manager that is not contained in the Registration Statement, Prospectus or Statement of Additional Information for the Trust with respect to the Portfolios, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

     (2) The Sub-Adviser agrees that it shall immediately notify the Portfolio Manager in the event (i) that the SEC has censured the Sub-Adviser, the Adviser or the Trust; placed limitations upon any of their activities, functions, or operations; suspended or revoked the Sub-Adviser’s or the Adviser’s registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, and (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.
     6. Compensation. The Portfolio Manager shall receive no investment advisory or other fee from the Sub-Adviser, the Adviser or the Trust for the services provided under this Agreement.
     7. Independent Contractor. The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Sub-Adviser or the Adviser, as applicable, from time to time, have no authority to act for or represent the Sub-Adviser or the Adviser in any way or otherwise be deemed its or their agent. The Portfolio Manager understands that unless expressly provided herein or authorized from time to time by the Trust, the Portfolio Manager shall have no authority to act for or represent the Trust in any way or otherwise be deemed the Trust’s agent.
     8. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Portfolio Manager hereby agrees that all records which it maintains for the Portfolios are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Sub-Adviser’s, the Trust’s or the Adviser’s request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.
     9. Exercise of Voting and Other Rights. Except with the agreement (which may be evidenced by resolution) or on the specific instructions of the Trustees of the Trust, the Sub-Adviser or the Adviser, the Portfolio Manager shall not exercise or procure the exercise of any voting right attaching to investments of the Trust or any Portfolio, and shall not exercise or procure the exercise of any rights of the Trust with respect to any class action proceedings or other legal action concerning investments of the Portfolios.
     10. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Trust.
     11. Services Not Exclusive. It is understood that the services of the Portfolio Manager are not exclusive, and nothing in this Agreement shall prevent the Portfolio Manager (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Portfolios) or from engaging in other activities.
     12. Liability. The Portfolio Manager shall give the Trust, the Adviser and the Sub-Adviser the benefit of the Portfolio Manager’s best judgment and efforts in rendering services under this Agreement. The Portfolio Manager may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Portfolio Manager’s undertaking to render services under this Agreement, the Sub-Adviser agrees that neither the Portfolio Manager nor its stockholders, partners, limited partners, members, officers, directors, employees, or agents shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Portfolio Manager’s duties, or by reason of reckless disregard of the Portfolio Manager’s investment advisory obligations and duties under this Agreement.
     13. Duration and Termination. This Agreement shall take effect as of the date hereof. This Agreement shall remain in effect for two years from such date and continue thereafter on an annual basis with respect to the

Portfolios; provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust or (b) by the vote of a majority of the outstanding voting shares of the Portfolios, and provided that continuance is also approved by the vote of a majority of the Trustees who are not parties to this Agreement or “interested persons” (as such term is defined in the 1940 Act) of the Trust, the Adviser, the Sub-Adviser or the Portfolio Manager, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be materially amended without (1) a majority vote of the outstanding shares (as defined in the 1940 Act) of the Portfolios, except to the extent permitted by any exemption or exemptions that may be granted upon application made to the SEC or by any applicable SEC rule, and (2) the prior written consent of the Sub-Adviser and the Portfolio Manager. This Agreement may be terminated with respect to one or more Portfolios:
     (1) by the Trust at any time with respect to the services provided by the Portfolio Manager, without the payment of any penalty, by vote of (1) a majority of the Trustees of the Trust; (2) a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as such term is defined in the 1940 Act) of the Trust, the Adviser, the Sub-Adviser, or the Portfolio Manager, or (3) a majority of the outstanding shares of the Portfolios, on 60 days’ written notice to the Portfolio Manager;
     (2) by the Portfolio Manager at any time, without the payment of any penalty, upon 60 days’ written notice to the Sub-Adviser, the Adviser and the Trust; or
     (3) by the Sub-Adviser at any time, without the payment of any penalty, upon 60 days’ written notice to the Portfolio Manager.
     However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a particular Portfolio shall be effective to continue this Agreement with respect to such Portfolio notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Portfolio or (b) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. This Agreement will terminate automatically with respect to the services provided by the Portfolio Manager in event of its assignment, as that term is defined in the 1940 Act, by the Portfolio Manager.
     14. Agreement and Declaration of Trust. A copy of the Third Amended and Restated Agreement and Declaration of Trust for the Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Agreement and Declaration of Trust has been executed on behalf of the Trust by a Trustee of the Trust in his capacity as Trustee of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, or shareholder of the Trust individually.
     15. Miscellaneous.
     (1) This Agreement shall be governed by the laws of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.
     (2) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
     (3) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.
     (4) The parties hereto acknowledge and agree that the Trust is an express third party beneficiary to this Agreement. Except as provided in the preceding sentence, the parties agree that this

Agreement is not intended to benefit, or create any right or cause of action in or on behalf of, any other person or entity.
     (5) With respect to any actions brought by the Sub-Adviser, the Adviser or the Trust against the Portfolio Manager, the Portfolio Manager: (i) consents to the subject matter and in personam jurisdiction and venue in the United States District Court for the District of Massachusetts; (ii) waives the right to contest the subject matter and in personam jurisdiction and venue in the United States District Court for the District of Massachusetts on any ground; and (iii) agrees that service of process upon it can be made either in person or by certified or registered mail, return receipt requested, at Mainzer Landstrasse 11-13, Frankfurt am Main, Germany 60329, Attention: Chief Legal Officer, or any other address designated by the Adviser as the address to which notices pursuant to this Agreement should be sent. The Portfolio Manager agrees that service to such address shall be deemed to constitute sufficient service of process under both the federal and state rules of civil procedure wherever the case is filed. In the event it is determined that the United States District Court for the District of Massachusetts should lack subject matter jurisdiction for any reason, the Portfolio Manager consents to the subject matter and in personarn jurisdiction and venue in a Massachusetts State court of competent jurisdiction in Suffolk County.
     (6) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

RCM CAPITAL MANAGEMENT LLC

By:	/s/ Robert J. Goldstein

Name:	Robert J. Goldstein
Title:	Chief Operating Officer

ALLIANZ GLOBAL INVESTORS ADVISORY GmbH

By:	/s/ Thorsten Ziegler

Name:	Thorsten Ziegler
Title:	Chief Legal Officer

Accepted and agreed as of the day and year first written above:

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ E. Blake Moore
Name:	E. Blake Moore
Title:	Chief Executive Officer

Schedule A
to
Sub-Advisory Agreement

Fund	Effective Date
Equity Shares: Series I	August 3, 2009
[Signature page follows]

     IN WITNESS WHEREOF, RCM CAPITAL MANAGEMENT LLC and ALLIANZ GLOBAL INVESTORS ADVISORY GmbH have each caused this Schedule A to Sub-Advisory Agreement to be signed in its behalf by its duly authorized representative, on this 3rd day of August, 2009.

RCM CAPITAL MANAGEMENT LLC

By:	/s/ Robert J. Goldstein

Name:	Robert J. Goldstein
Title:	Chief Operating Officer

ALLIANZ GLOBAL INVESTORS ADVISORY GmbH

By:	/s/ Thorsten Ziegler

Name:	Thorsten Ziegler
Title:	Chief Legal Officer

Accepted and agreed as of the day and year first written above:

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ E. Blake Moore
Name:	E. Blake Moore
Title:	Chief Executive Officer